PARTICIPATION AGREEMENT


     THIS AGREEMENT made as of June 28, 1996, by and between BNC National Bank (the "Originator'), and Casino Magic American Corp. (the "Participant"),

     WITNESSETH

     WHEREAS, the Originator has granted the Sisseton-Wahpeton Sioux Tribe (the "Borrower"), a line of credit and term loan of up to $17,500,000 to construct and operate a gaming facility on the Lake Traverse Reservation in North Dakota, which is evidenced by a Construction and Term Loan Agreement, a Promissory Note, a Security Agreement and a Depository Agreement (collectively called the "Credit Agreement"), copies of which have been provided to the Participant, and

     WHEREAS, the Originator and the Participant have agreed that the Participant shall participate in the loans under the Credit Agreement upon the following terms and conditions,

     NOW, THEREFORE, in consideration of the premises of and of the mutual agreements herein made, the Originator and the Participant hereby agree that:

     1.(a) The Participant shall be obligated to purchase a participation in each advance under the Credit Agreement in an amount equal to its Percentage of such advance, up to a maximum amount equal to its Commitment. The Participant's "Percentage" and "Commitment" shall be as set forth on Exhibit A hereto. Except as provided in paragraph 7 and in subparagraphs (b) and (c), the Participant shall be entitled to its Percentage of each payment (whether of principal, interest, late fees, prepayment premiums, or otherwise) received from the Borrower and of any proceeds of the disposition of collateral.

     THIS LOAN PARTICIPATION CONSTITUTES A SALE OF A PERCENTAGE OWNERSHIP INTEREST IN THE REFERENCED INDEBTEDNESS, AND, COLLATERAL SECURITY AND IN THE "LOAN DOCUMENTS" (AS DEFINED BELOW) AND SHALL NOT BE CONSTRUED AS AN EXTENSION OF CREDIT BY THE PARTICIPANT TO THE ORIGINATOR.

     (b) Each payment received from the Borrower and all proceeds of the disposition of any collateral shall (after making allowance for expenses, as provided in paragraph 7) be applied first to the payment of interest payable under the Credit Agreement next to the payment of late fees, next to payment of the principal of the advances, and finally to the payment of prepayment premiums. The Participant shall be entitled to receive interest on its participation at a rate of 10% per annum (13% per annum following the occurrence and during the continuance of any Event of Default as defined in the Credit Agreement), computed based on actual days elapsed in a 360-day year. The Originator shall be entitled to retain for its own account all interest in excess of the interest payable to Participant and other participants.

      (c) The initial advance under the Credit Agreement will include amounts required to pay origination and placement fees to which the Borrower has agreed. The Participant and each other participant shall be entitled to receive at the time of the first advance an amount equal to its "Origination Fees," set forth on Exhibit A hereto, and the Originator shall be entitled to retain for its own account all additional amounts advanced to the Borrower to pay origination and placement fees.

     2. The Originator warrants that it has provided to the Participant true copies of the Construction and Term Loan Agreement, the Note, the Security Agreement and the Depository Agreement, and that originals or true copies of all other materials pertinent to the Credit Agreement, including all certificates, filings and other instruments, agreements and writings issued or presented in connection therewith (the "Loan Documents") are available for inspection by the Participant at the Originator's Bismarck, North Dakota office, and that it will provide all material financial information concerning the Borrower to the Participant upon receipt, so long as the Participant has any interest in loans under this Participation Agreement. The Participant acknowledges its approval, as to form and content, of the Credit Agreement and the other Loan Documents which have been made available for its inspection.

     3. Neither the Originator nor the Participant (i) shall be liable or responsible for representations or warranties made by, or for obligations binding upon or assumed by, the Borrower or anyone else; or (ii) makes any representation or warranty as to the genuineness, legality, validity, perfection, priority, enforceability or sufficiency of the loans under the Credit Agreement; or of any other collateral rights and remedies securing such loans; or of any of the Loan Documents or any other agreement made or instrument, document or writing issued thereunder, in connection therewith, or as a result thereof; or (iii) makes any representation or warranty as to the Borrower, as to any financial statements or collateral reports submitted by or for the Borrower, as to any risk of loss with respect to this transaction or as to any matter whatsoever, except that the Originator warrants to the Participant that it has good title to the participating interest acquired by the Participant hereunder; or (iv) shall have any right of recourse against the other party hereto.

     4.(a) The Originator will notify the Participant by 12:30 p.m. Bismarck, North Dakota time, on the same day upon which an advance is to be made to the Borrower under the Credit Agreement of the amount of the requested advance and the amount of the Participant's Percentage of such advance. Prior to 2:30, Bismarck, North Dakota time, on the date of the advance, the Participant shall pay to the Originator, in immediately available funds, the Participant's Percentage of the advance. The obligation of the Participant to make such payment to the Originator shall be absolute and unconditional and without set-off, counterclaim or deduction of any kind, and the Participant shall not be relieved of the obligation to make any such payment for any reason.

     (b) If the Participant shall fail to make any payment required by subparagraph (a) at the time, in the funds and at the place provided, the Originator may, but shall not be obliged to, advance funds on behalf of the Participant. Each such advance shall be secured by the Participant's interest in all payments made by the Borrower and all proceeds of collateral under the Credit Agreement, and such advance shall be secured by the Participant's interest in all payments made by the Borrower and all proceeds of collateral under the Credit Agreement, and such advance may be repaid by application by the Originator of payments to which the Participant would otherwise to be entitled under this Participation Agreement. Any amount not paid by the Participant to the Originator as provided herein shall bear interest at the rate of 10% for each day from the date such payment is due until such payment is made in full or the advance is repaid in full.

     (c) Upon receiving a payment required by subparagraph (a), the Originator shall issue to the Participant a participation certificate in the form of Exhibit B confirming, to the best knowledge of the person executing the same, the aggregate amount owed to the Originator by the Borrower under the Credit Agreement and the Participant's, and each other participant's participation in such amount.

     5.(a) The Originator is hereby granted, subject to paragraphs 6 and 7, the power and authority to administer, manage and service the advances under the Credit Agreement; to waive the performance of obligations of the Borrower; to excuse the non-occurrence of conditions; to collect and receive any and all payments and collections by or for the account of the Borrower and at its sole discretion (subject to the Credit Agreement) to release such payments and collections to the Borrower or apply the same to the payment of indebtedness; and otherwise to do and refrain from doing any and all acts and things which the Originator would be required or permitted to do or refrain from doing under or with respect to the Loan Documents if it had retained its entire interest as lender under the Loan Documents, but acting on behalf of the Participant and all other participants.

     (b) The Originator's power and authority granted in this paragraph shall terminate upon written notice to the Originator and the Participant from the Supermajority Participants (as defined below). Such notice may be given only upon or following: (i) the Originators insolvency, closing or liquidation,
(ii) a determination by the Supermajority Participants that the Originator has failed to fulfill any of its obligations under this Participation Agreement, or (iii) the inability of the Originator and the Supermajority Participants to agree as to a course of action to be taken following an Event of Termination. Upon termination, the Supermajority Participants may immediately notify the Borrower, directing the Borrower to make all payments required by the Credit Agreement directly to any participant designated in such notice, whereupon such participant shall succeed to the powers and authority granted to the Originator under paragraph 5(a) hereof. The Originator shall be obligated to join in any such notice to the Borrower if the Supermajority Participants so request, but shall be under no further obligation thereafter to service, administer or manage the advances under the Credit Agreement. Any participant designated by the Supermajority Participants shall thereafter service, administer and manage the advances under the Credit Agreement for the benefit of the Originator, the Participant and each other participant, and in doing so shall be subject to a standard of care no less stringent than the standard of care applicable to the Originator under paragraph 6 hereof. "Supermajority Participants" means participants (not necessarily including the Participant) whose participations in advances under the Credit Agreement total no less than 67% in the aggregate.

     6. The power and authority granted in paragraph 5 is subject to the qualification that the Originator will not agree, whether before or after an Event of Termination (as defined in paragraph 12), to extend the maturity of or sell at a discount any indebtedness or evidence of indebtedness in which the Participant has an interest hereunder or to change the rate of interest on any such indebtedness without prior written approval by the Participant. The Originator will exercise the same degree of care and judgment in exercising the power and authority granted in paragraph 5 as it exercises with respect to loans in which no participations are sold, and shall not be under any liability to the Participant as a result of anything it may do or refrain from doing, except in case of its negligence or willful misconduct. The Originator will not take any action which does not affect it and the Participant in like fashion, in a manner commensurate with the proportionate shares of each.

     7. The Originator is entitled to be reimbursed by the Borrower for all non-routine costs, expenses, losses, damages and liabilities (including, without limitation, all reasonable attorneys' fees and foreclosure and collection expenses) at any time incurred by or imposed upon the Originator with respect to the Credit Agreement or any other Loan Document or in connection with or as a result of any action taken or omitted by the Originator under paragraph 5. All payments received by either party after the occurrence of any Event of Termination with respect to the indebtedness in which the Participant has an interest hereunder (whether such payments are from the Borrower or from any other person) shall be applied first to reimburse the Originator for such expenses. If such reimbursements are not sufficient to pay or reimburse the Originator, the Participant will pay the Originator, upon demand, an amount equal to the Participant's Percentage of the deficiency.

     8. The Participant may transfer its interest in advances under the Credit Agreement. If it does so, it shall immediately notify the Originator in writing of such transfer; and the Originator shall be entitled to assume conclusively that no such transfer has been made, unless and until such written notice is received. Except as otherwise expressly agreed in writing by the Originator, the Participant shall not, by reason of such transfer or otherwise, be relieved of any of its obligations hereunder. Each transferee shall be subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder by the Participant prior to the receipt by the Originator of written notice of such transfer.

     9. If the Participant shall obtain any payment (whether voluntary, involuntary, by exercise of any right of setoff, or otherwise) upon indebtedness of Borrower arising under the Credit Agreement so as to reduce the amount owed to the Participant to an amount which is less than the Participant's Percentage of the total indebtedness outstanding under the Credit Agreement, the Participant shall purchase from the Originator (without warranty and without recourse) an additional participation in any indebtedness of the Borrower arising under the Credit Agreement, so that the amount owed to the Participant equals its Percentage of the total indebtedness, and the Originator will distribute such amount to other participants so that the amount owed to each equals its Percentage of the total indebtedness. If all or any portion of any excess payment originally obtained by the Participant is thereafter recovered from it, the purchase of a participation may be rescinded and the purchase price restored to it to the extent of the recovery, but without interest.

     10. The Originator may sell additional participating interests in the advances under the Credit Agreement to any person or persons at any time, whether at par, at a premium or at a discount, for any price or consideration, in any amount or proportion, for any term or period of time and upon any terms and conditions, except that the Originator will not sell participating interests granting participants proportionate shares in such advances which at any one time exceed 95% thereof in the aggregate.

     11. This Agreement shall be governed by the substantive laws of the State of North Dakota, and shall be binding upon and inure to the benefit of the parties and their respective participants, successors and assigns.
Neither Borrower nor any other person, except the parties and their successors and assigns, shall be entitled to rely on, have the benefit of, or enforce any provision of this Agreement.

     12. The term "Event of Termination" means the earlier of the following events: (i) occurrence of an Event of Default under the Credit Agreement; or
(ii) demand for payment of any indebtedness outstanding under the Credit Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


BNC NATIONAL BANK                        CASINO MAGIC AMERICAN CORP.

By  /s/ Brad J. Scott                    By   /s/ Marlin F. Torguson
  Its   Executive Vice-President           Its  Chairman of the Board

                                 EXHIBIT A


Name of Participant              Commitment    Percentage
Origination Fees

Casino Magic American Corp.     $5,000,000     28.571429%         $25,000

                                  EXHIBIT B

                               BNC NATIONAL BANK

                                ("ORIGINATOR")

   This will certify and confirm that as of ___________, 1996, pursuant to a
     Participation Agreement dated as of ___________, 1996 ("Participation Agreement"), the Originator has sold participation interests to the following Participants in the amounts and percentages so stated in the advances made by the Originator as evidenced by the Credit Agreement (as defined in the
                          Participation Agreement):



  Originator       $__________        ___%           $__________________

  TOTAL AMOUNT     $17,500,000        100%           $__________________

  Each participant's Participation is subject in all respects to its Participation Agreement.


                                                  BNC NATIONAL BANK

                                           By  ___________________________